UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	[ X ]

Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DWS RREEF REAL ESTATE FUND II, INC. (“SRO”)

345 Park Avenue

New York, NY 10154

April 28, 2009

Dear Stockholders of DWS RREEF Real Estate Fund II, Inc.:

The Special Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc. (the “Fund”) will be held on May 20, 2009. Your Board of Directors is asking you to use the enclosed proxy card to authorize your proxy “FOR” a proposal to liquidate all of the assets of the Fund and dissolve the Fund (the “Plan”). We hope you will take a moment to vote your proxy in accordance with your Board of Directors’ recommendations.

The Fund's records indicate that as of March 27, 2009 ("Record Date" for the Meeting), you held shares of the Fund and, therefore, you are entitled to vote on the matters set forth on the proxy card. Our records indicate that we have not yet received your vote.

THE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

Over the past year, the Fund has experienced a substantial decline in assets. As a result of this decline, the Fund has experienced increasing expense ratios. The Fund has also been trading at a significant discount to net asset value. After careful consideration of the present circumstances, a review of all alternatives and the recommendation of the Fund manager, your Board has determined that liquidation of the Fund now is in the best interests of stockholders, and the Board has unanimously approved the Plan.

Approval of the Plan will allow you to:

-	Exit the Fund at net asset value upon liquidation

-	Realize the value of any trading discount

-	Reinvest the proceeds in an investment of your own choosing

-	Realize a substantial tax benefit if you purchased your shares prior to Fall 2008

In view of the current position of the Fund, and after a careful review of all of the alternatives, we urge you to support the Plan and to determine yourself what to do with your money.

We urge you to support the liquidation by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone or internet by following the instructions on the enclosed card. If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares (as it has in past annual meetings) unless you complete, sign, date and return the proxy voting form it will send you. If you have already returned a proxy card or voted FOR the Plan in another manner, thank you very much. If you have already returned a proxy card, we thank you for your support.

Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to authorize your proxy FOR the liquidation.

We thank you for your continued support.

Sincerely,

The Board of Directors of DWS RREEF Real Estate Fund II, Inc.

John W. Ballantine	William McClayton
Henry P. Becton, Jr.	Rebecca W. Rimel
Dawn-Marie Driscoll	Axel Schwarzer
Keith R. Fox	William N. Searcy, Jr.
Paul K. Freeman	Jean Gleason Stromberg
Kenneth C. Froewiss	Robert H. Wadsworth

Richard J. Herring

If you have questions or need assistance in voting your shares, please call:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

(800) 849-4134 (Toll Free)